UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2006 (August 10, 2006)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 471-4722

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 10, 2006, Retail Ventures, Inc. (the “Company” or “RVI”) and DSW Inc., a controlled subsidiary of the Company (“DSW”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., as underwriter (the “Underwriter”), in connection with the pricing of its 6.625% Mandatorily Exchangeable Notes due September 15, 2011, or PIESSM (Premium Income Exchangeable SecuritiesSM) in the aggregate principal amount of $125,000,000 ($143,750,000 if the Underwriter exercises in full its option to purchase additional PIES pursuant to the Underwriting Agreement). The closing of the offering is expected to take place on August 16, 2006.
     Except to the extent RVI exercises its cash settlement option, the PIES are mandatorily exchangeable, on the maturity date, into Class A common shares of DSW, no par value per share, which are issuable upon exchange of DSW Class B common shares, no par value per share, beneficially owned by RVI. On the maturity date, each holder of the PIES will receive a number of DSW Class A common shares per $50 principal amount of PIES equal to the “exchange ratio” described in the RVI prospectus, or if RVI elects, the cash equivalent thereof or a combination of cash and DSW Class A common shares. The exchange ratio is equal to the number of DSW Class A common shares determined as follows: (i) if the applicable market value of DSW Class A common shares equals or exceeds $34.95, the exchange ratio will be 1.4306 shares; (ii) if the applicable market value of DSW Class A common shares is less than $34.95 but greater than $27.41, the exchange ratio will be between 1.4306 and 1.8242 shares; and (iii) if the applicable market value of DSW Class A common shares is less than or equal to $27.41, the exchange ratio will be 1.8242 shares, subject to adjustment as provided in the PIES. The maximum aggregate number of DSW Class A common shares deliverable upon exchange of the PIES is 4,560,500 DSW Class A common shares (or 5,244,575 DSW Class A common shares if the Underwriter exercises in full its option to purchase additional PIES pursuant to the Underwriting Agreement), subject to adjustment as provided in the PIES. The DSW Class A common shares into which the PIES are exchangeable are to be delivered pursuant to an indenture to be entered into by and between the Company and HSBC Bank USA, National Association, as indenture trustee.
     The PIES will be secured initially by a pledge by the Company of DSW Class B common shares equal to the maximum number of DSW Class A common shares deliverable by the Company upon exchange of the PIES. The DSW Class B common shares are exchangeable by the Company for an equal number of DSW Class A common shares pursuant to an exchange agreement, dated July 5, 2005, between the Company and DSW.
     The above description is qualified in its entirely by reference to the complete Underwriting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

10.1	Underwriting Agreement, dated August 10, 2006, by and among Retail Ventures, Inc., DSW Inc. and Lehman Brothers Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.

By:	/s/ James A. McGrady

James A. McGrady
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary
Date: August 14, 2006

Index to Exhibits

Exhibit No.	Description

10.1	Underwriting Agreement, dated August 10, 2006, by and among Retail Ventures, Inc., DSW Inc. and Lehman Brothers Inc.